As filed with the Securities and Exchange Commission on May 1, 2024

Registration No. 333-276880

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUSION FUEL GREEN PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	N/A
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

The Victorians

15-18 Earlsfort Terrace

Saint Kevin’s

Dublin 2, D02 YX28, Ireland

+353 1 920 1000

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address and telephone number of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Connor Manning, Esq. Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland Telephone: +353 1 920 1040

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [ ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment to the Registration Statement is being filed solely to include an updated auditor consent as an exhibit to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Pursuant to the Fusion Fuel’s M&A, subject to the provisions of and so far as may be permitted by the Companies Act, every person who is or was a director, officer or employee of Fusion Fuel, and each person who is or was serving at the request of Fusion Fuel as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by Fusion Fuel against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of Fusion Fuel or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favour or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

Fusion Fuel is permitted under its M&A and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

Fusion Fuel has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, Fusion Fuel’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require Fusion Fuel and Fusion Fuel Portugal to jointly and severally indemnify Fusion Fuel’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Fusion Fuel’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Fusion Fuel’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fusion Fuel pursuant to the foregoing provisions, Fusion Fuel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are listed in the Exhibit Index below.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Estoril, Portugal, on the 1st day of May, 2024.

FUSION FUEL GREEN plc

By:	/s/ Frederico Figueira de Chaves
Frederico Figueira de Chaves
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederico Figueira de Chaves as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Frederico Figueira de Chaves	Chief Executive Officer and Director	May 1, 2024
	Frederico Figueira de Chaves	(Principal Executive Officer)

By:	/s/ Gavin Jones	Chief Financial Officer and Chief Accounting Officer	May 1, 2024
	Gavin Jones	(Principal Financial and Accounting Officer)

By:	/s/ Jeffrey E. Schwarz	Director	May 1, 2024
Jeffrey E. Schwarz

By:	/s/ Rune Magnus Lundetrae	Director	May 1, 2024
Rune Magnus Lundetrae

By:	/s/ Alla Jezmir	Director	May 1, 2024
Alla Jezmir

By:	/s/ Theresa Jester	Director	May 1, 2024
Theresa Jester

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AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fusion Fuel Green PLC has signed this registration statement or amendment thereto in New York, NY, on the 1st day of May, 2024.

By:	/s/ Jeffrey E. Schwarz
Name:	Jeffrey E. Schwarz
Title:	Authorized representative

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Memorandum and Articles of Association of Fusion Fuel Green plc (incorporated by reference to Exhibit 3.1 filed with the Company’s Shell Company Report on Form 20-F filed with the SEC on December 17, 2020).

4.1	Specimen Class A Ordinary Share Certificate of Fusion Fuel Green plc (incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form F-4/A, File No. 333-245052, filed with the SEC on October 9, 2020).

4.2	Form of Placement Note (incorporated by reference to Exhibit 4.1 filed with the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 27, 2023).

4.3	Form of Placement Warrant (incorporated by reference to Exhibit 4.2 filed with the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 27, 2023).

5.1	Opinion of Arthur Cox LLP.*

10.1	Form of Securities Subscription Agreement between the Company and the Investors, dated as of November 21, 2023 (incorporated by reference to Exhibit 10.1 filed with the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 27, 2023).

10.2	Form of Registration Rights Agreement between the Company and the Investors, dated as of November 21, 2023 (incorporated by reference to Exhibit 10.2 filed with the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 27, 2023).

23.1	Consent of KPMG.

23.2	Consent of Arthur Cox LLP (included in Exhibit 5.1)*

24.1	Power of attorney (included on signature page).

107	Calculation of Filing Fees Table*

*Previously filed